Exhibit 99.1

Hunt Companies Finance Trust Reports Fourth Quarter and Full Year 2019 Results

NEW YORK, March 16, 2020 /PRNewswire/ — Hunt Companies Finance Trust, Inc. (NYSE: HCFT) (“we”, “HCFT” or “the Company”) today reported its fourth quarter and full year 2019 results. Net income for the fourth quarter was $1.22 million, or $0.05 per share, and for the full year was $2.66 million, or $0.11 per share. Core earnings for the fourth quarter was $1.32 million, or $0.06 per share, and for the full year was $7.55 million, or $0.32 per share.

Highlights – Subsequent Events

•	On January 6, 2020, the Company announced that its independent directors unanimously approved the entry into a new management agreement with OREC Investment Management, LLC (the “Manager”), a subsidiary of ORIX Corporation USA ("ORIX USA") and the concurrent mutual termination of its management agreement with Hunt Investment Management, LLC ("Hunt")

•	A subsidiary of ORIX Corporation, a publicly-traded Japan-based financial services company, ORIX USA provides a wide range of innovative capital solutions for clients in the corporate, real estate, and municipal finance sectors. ORIX Corporation assets exceed $110 billion, and it has approximately $400 billion of assets under management. OREC Investment Management is part of ORIX Real Estate Capital’s finance and investment management platform, which was created through the combination of RED Capital Group, Lancaster Pollard, and Hunt Real Estate Capital. The combined platform has an annual loan production in excess of $9 billion and a servicing portfolio of more than $40 billion

•	The terms of the new management agreement align with the terms of HCFT’s prior management agreement with Hunt in all material respects, including a cap on reimbursable expenses. Pursuant to the terms of the termination agreement between the Company and Hunt, the termination of the management agreement did not trigger, and Hunt was not paid, a termination fee by the Company. ORIX USA separately agreed to pay Hunt a negotiated payment in connection with the foregoing

•	In connection with the transaction, an affiliate of ORIX USA purchased 1,246,719 shares of the Company's common stock in a private placement by the Company at a purchase price of $4.61 per share, resulting in an aggregate capital raise of $5,747,375. The purchase price per share represents a 43% premium over the HCFT common share price on January 2, 2020

Highlights – Full Year 2019

•	The Company acquired and funded $300.4 million of new loans and participations at a weighted average spread of LIBOR plus 3.29%

•	Increased the loan portfolio by $80.1 million to $653.3 million, net of payoffs

•	On January 15, 2019, the Company entered into a new six-year credit facility ("Secured Term Loan"). On February 14, 2019, the Company drew on the Secured Term Loan in an aggregate principal amount of $40.25 million and used the net proceeds of $39.3 million and working capital of $1.1 million to redeem all 1,610,000 shares of its outstanding 8.75% Cumulative Redeemable Preferred Stock at its $25 per share liquidation preference plus accrued unpaid dividends

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On March 18,2019, the Company entered into a support agreement with Hunt Investment Management, LLC (“HIM”), pursuant to which HIM agreed to reduce the expense reimbursement cap by 25% per annum (subject to such reduction not exceeding $568,000 per annum) until such time as the aggregate support provided thereunder equaled approximately $1.96 million

•	On March 18, 2019, the Company announced a dividend increase from $0.06 per share of common stock to $0.07 per share of common stock, a 16.7% increase over the previous quarter. On June 10, 2019, the Company announced its second consecutive dividend increase from $0.07 per share of common stock to $0.075 per share of common stock, a 7.1% increase over the previous quarter

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James P. Flynn, Chief Executive Officer of HCFT, said, "During 2019, we continued to build upon our momentum by deploying substantially all of our investable cash in floating rate CRE loans and improving our capital structure. We are excited to be a part of the ORIX USA platform and believe that the platform provides HCFT with support from a strong institutional quality manager. We look forward to enhancing the scale of HCFT and generating shareholder value through leveraging ORIX USA’s expansive originations, asset management, and servicing platform."

Hunt Companies Finance Trust issued a detailed presentation of its fourth quarter and full year 2019 results, which can be viewed at www.huntcompaniesfinancetrust.com.

Conference Call and Webcast Information

The Company will also host a conference call on Tuesday, March 17, 2020, at 8:30 AM ET to provide a business update and discuss the financial results in the 2019 Annual Report. The conference call may be accessed by dialing 1-877-870-4263 (US) or 1-412-317-0790 (International). Note: there is no passcode; please ask the operator to be joined into the Hunt Companies Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/33575

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://huntcompaniesfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-877-344-7529 (US) or 1-412-317-0088 (International) with passcode 10140251.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). Specifically, the Company is presenting core earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

GAAP to Core Earnings Reconciliation

	Three months Ended	Year-Ended
	December 31, 2019	December 31, 2019
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$1,218,497	$2,664,098
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	-	709,439
Unrealized (Gain) Loss on mortgage servicing rights	13,602	1,297,579
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	-	(694,339)
Subtotal	13,602	1,312,679
Other Adjustments
Recognized compensation expense related to restricted common stock	1,040	8,962
Adjustment for consolidated securities	-	3,269
Adjustment for one-time charges	-	512,115
Adjustment for (provision for) income taxes	83,473	(43,523)
Adjustment for deemed dividend related to preferred stock redemption		3,093,028
Subtotal	84,513	3,573,851

Core Earnings	$1,316,612	$7,550,628

Weighted average shares outstanding - Basic and Diluted	23,688,251	23,687,812
Core Earnings per weighted share outstanding - Basic and Diluted	$0.06	$0.32

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About HCFT

Hunt Companies Finance Trust is a Maryland corporation focused on investing in, financing and managing transitional multifamily and other commercial real estate loans or securitizations. Hunt Companies Finance Trust is externally managed and advised by OREC Investment Management, LLC. For additional information about OREC Investment Management, LLC, please see its form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

About ORIX Corporation USA (ORIX USA)

Since 1981, ORIX USA has provided innovative capital solutions that clients need to propel their business to the next level. ORIX USA and its subsidiaries — Boston Financial Investment Management, ORIX Real Estate Capital (the combined company of RED Capital Group and Lancaster Pollard), NXT Capital, Mariner Investment Group, RB Capital and ORIX Capital Partners — include a team of more than 1,000 employees spanning more than 30 offices across the U.S. and Brazil. ORIX USA and its family of companies have $64 billion of assets under management, administration and servicing (including more than $9 billion held by the company and its subsidiaries).* Its parent company, Orix Corporation, is a publicly owned international financial services company with operations in 37 countries and regions worldwide. ORIX Corporation is listed on the Tokyo Stock Exchange (8591) and New York Stock Exchange (IX). For more information on ORIX USA, visit www.orix.com.

*All figures are as of March 2019.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 23rd Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," “project,” "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additional information concerning these and other risk factors are contained in our 2019 10-K which is available on the Securities and Exchange Commission's website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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